Exhibit 77C

Special Meeting of Shareholders

A special meeting if shareholders of the Hansberger International Series (the "Trust") was held on September 12,
2007 to consider the election of ten trustees to the Board of Trustees. The proposal was approved by the shareholders of the Trust. The proposal acted upon by the shareholders at the special meeting and the result of the shareholder vote was as follows:

1.	Election of Trustees for Hansberger International Series


Votes For

Votes Withheld

Total Votes
John T. Hailer
63,444,665

3,522,268

66,966,933
Robert J. Blanding
63,444,665

3,522,268

66,966,933
Graham T. Allison, Jr.
63,444,665

3,522,268

66,966,933
Charles D. Baker
63,444,665

3,522,268

66,966,933
Edward A. Benjamin
63,444,665

3,522,268

66,966,933
Daniel M. Cain
63,444,665

3,522,268

66,966,933
Richard Darman *
63,444,665

3,522,268

66,966,933
Jonathan P. Mason
63,444,665

3,522,268

66,966,933
Sandra O. Moose
63,444,665

3,522,268

66,966,933
Cynthia L. Walker
63,444,665

3,522,268

66,966,933



	* Mr. Darman served as a Trustee until his death on January 28, 2008.